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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-72229, Amendment No. 1 to Registration Statement No. 333-45097, Registration Statement No. 333-34638, and Registration Statement No. 333-49948 of Kilroy Realty Corporation on Forms S-3, and Registration Statement No. 333-43227 of Kilroy Realty Corporation on Form S-8 of our report dated March 9, 2001, appearing in this Annual Report on Form 10-K of Kilroy Realty Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 26, 2001